                                   EXHIBIT 21
                   SUBSIDIARIES OF MERCER INTERNATIONAL INC.

                                                                                     SHAREHOLDING
                                                                                    AT END OF YEAR
                                                                JURISDICTION      -------------------
NAME OF SUBSIDIARY(1)                                         OF INCORPORATION     DIRECT    INDIRECT
---------------------                                         -----------------   --------   --------
Mercer Investments AG.......................................   Switzerland          100%         --
Dresden Papier GmbH.........................................     Germany              --       100%
Papierfabrik Fahrbrucke GmbH................................     Germany              --       100%
Spezialpapierfabrik Blankenstein GmbH.......................     Germany              --       100%
Zellstoff-und Papierfabrik Rosenthal GmbH & Co. KG..........     Germany              --       100%
Landqart AG.................................................   Switzerland            --       100%

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(1) All the subsidiaries are conducting business under their own names.